Exhibit 23.2
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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 333-81216, 333-98775 and 333-106909 of Equity One, Inc. on Forms S-3 and in
Registration Statement Nos. 333-99577 and 333-103368 of Equity One, Inc. on Form S-8 of our report dated September 19, 2003, on the Statement of Revenues and Certain Operating Expenses of Presidential Markets for the year ended December 31, 2002, appearing in this Current Report on Form 8-K of Equity One, Inc. dated September 19, 2003.


Deloitte & Touche LLP

Miami, Florida
September 19, 2003